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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We consent to the references made to us in the Registration Statement on Form S-4 of Michael Petroleum Corporation, relating to the exchange offer of $135,000,000 of its Senior Notes due 2005, including the reference to us under the caption "Experts - Reserve Engineers" in such Registration Statement.

                                             Huddleston & Co., Inc.

Houston, Texas
July 20, 1998